Exhibit 10.15

Indemnification Agreement

To: ReTo Eco-Solutions, Inc.(the “Company”)

As a majority shareholder of ReTo Eco-Solutions, Inc., I, Hengfang Li, is now committing to ReTo Eco-Solution, Inc unconditional and irrevocable commitment as following:

For the PRC (excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) subsidiaries of ReTo Eco-Solutions, Inc. (the “China Operating Companies”, including Beijing REIT Technology Development Co., Ltd, Xinyi REIT Ecological Technology Co., Ltd, Beijing REIT Ecological Engineering and Technology Co., Ltd, Gu’an REIT Machinery Manufacturing Co., Ltd, Langfang Ruirong Mechanical and Electrical Equipment Co., Ltd, Nanjing Dingxuan Environment Protection Technology Development Co., Ltd, REIT Xinyi New Material Co., Ltd, REIT Mingsheng Environment Protection Construction Materials (Changjiang) Co., Ltd and Hainan REIT Construction Project Co., Ltd), I agree to indemnify the China Operating Companies in full against any losses and penalties (including but not limited to any expense, fees and losses arising from any labor disputes and administrative liabilities) which they may suffer as a result of the their non-payment of the housing provident fund with my personal properties. This commitment is effective as the date of the signature of this indemnification agreement.

/s/ Hengfang Li (signature)

Date: September 30, 2017